Exhibit 99.1

LIONSGATE REPORTS REVENUE OF $743.6 MILLION, EBITDA OF $66.2 MILLION, ADJUSTED EBITDA OF $87.2 MILLION AND NET INCOME OF $37.8 MILLION OR $0.28 PER BASIC SHARE IN THE THIRD QUARTER OF FISCAL 2013

Third Quarter Results Driven By Domestic Theatrical Releases of THE TWILIGHT SAGA: BREAKING DAWN - PART 2 And Other Films As Well As Home Entertainment And International Operations

Company Reports $125.2 Million In Free Cash Flow In The Third Quarter

SANTA MONICA, CA, and VANCOUVER, BC, February 11, 2013 - Lionsgate (NYSE: LGF) today reported revenue of $743.6 million, EBITDA of $66.2 million, adjusted EBITDA of $87.2 million and net income of $37.8 million or $0.28 per basic share for the third quarter of Fiscal 2013 (quarter ended December 31, 2012).

Revenue of $743.6 million in the third quarter increased by 130% compared to $323.0 million in the prior year quarter, driven by the domestic theatrical box office performance of THE TWILIGHT SAGA: BREAKING DAWN - PART 2 and several other films, continued strong home entertainment and international revenue and increased pay television revenue.

EBITDA of $66.2 million and adjusted EBITDA of $87.2 million in the third quarter compared to EBITDA of $16.6 million and adjusted EBITDA of $27.3 million in the prior year quarter.

Net income of $37.8 million in the third quarter compared to net loss of $(1.4) million in the prior year quarter. The Company noted that, excluding the $14.7 million noncash expense for extinguishment of debt related to the early payment of the balance of the Summit term loan, net income as adjusted was $52.4 million or $0.39 per basic share.

Profitability and EBITDA growth in the third quarter compared to the prior year quarter was attributable to strong performances of the Company's theatrical, home entertainment and international businesses which more than offset increased marketing costs for a larger slate of films.

Basic net income per common share for the third quarter was $0.28 on 135.0 million weighted average common shares outstanding, compared to basic net loss per common share of $(0.01) on 126.5 million weighted average common shares outstanding in the prior year quarter.

The Company reported $125.2 million in free cash flow in the third quarter compared to free cash flow of negative $(37.0) million in the prior year quarter.

Revenue for the nine months ended December 31, 2012 was $1.92 billion compared to $942.4 million in the prior year nine-month period. EBITDA of $156.9 million and adjusted EBITDA of $214.1 million for the nine-month period compared to EBITDA of $38.4 million and adjusted EBITDA of $41.5 million for the prior year nine-month period.

Net income of $69.2 million or $0.52 basic net income per common share for the nine months ended December 31, 2012 compared to net loss of $(16.4) million or $(0.12) basic net loss per common share for the prior year nine-month period.

Lionsgate's filmed entertainment backlog, or already contracted future revenue not yet recorded, was $1.2 billion at December 31, 2012.

“The quarter reflected not only the impact of our young adult franchises but strong contributions from the rest of our theatrical releases and our home entertainment and international operations,” said Lionsgate Chief Executive Officer Jon Feltheimer. “Our revenue growth compared to the prior year quarter was matched by continued strong EBITDA and free cash flow that will enable us to continue our focus on optimizing our capital structure and deleveraging our balance sheet.”

Overall motion picture revenue for the third quarter was $673.5 million, an increase of 189% from the prior year quarter reflecting strong gains in most categories. Within the motion picture segment, theatrical revenue in the quarter was $192.9 million compared to $8.4 million in the prior year quarter, an increase attributable to the box office performance of THE TWILIGHT SAGA: BREAKING DAWN - PART 2, SINISTER, THE IMPOSSIBLE and several other titles. The TWILIGHT SAGA BREAKING DAWN - PART 2 will have a March 2, 2013 home entertainment release.

Lionsgate's home entertainment revenue from both motion pictures and television was $233.0 million in the third quarter, a 43% increase from the prior year quarter driven by a diverse mix of titles including THE EXPENDABLES 2, STEP UP REVOLUTION, MADEA'S WITNESS PROTECTION, CABIN IN THE WOODS, WHAT TO EXPECT WHEN YOU'RE EXPECTING, ARBITRAGE and continued revenue from THE HUNGER GAMES, released on DVD and digital in August.

Television revenue included in motion picture revenue was $98.8 million in the third quarter, a fourfold increase from the prior year quarter driven by contributions from THE HUNGER GAMES, THE TWILIGHT SAGA: BREAKING DAWN - PART 1 and GOOD DEEDS.

International motion picture revenue of $89.5 million (excluding Lionsgate U.K.) for the third quarter increased six times over from the prior year quarter driven by the strong international theatrical performances of THE TWILIGHT SAGA: BREAKING DAWN - PART 2 and STEP UP REVOLUTION.

Lionsgate U.K. revenue was $36.6 million, an increase of 120% from the prior year quarter, on the strength of a diversified theatrical slate driven by THE EXPENDABLES 2 and WHAT TO EXPECT WHEN YOU'RE EXPECTING, Lionsgate U.K. and third-party titles MAGIC MIKE and KEITH LEMON: THE FILM and the continued strong performance of THE HUNGER GAMES.

Television production revenue was $70.1 million in the third quarter, a decline of 22% compared to the prior year quarter, as strong international sales of ANGER MANAGEMENT, MAD MEN Seasons 3, 4 and 5 and WEEDS Season 8 were offset by revenue declines in domestic series licensing due to timing.

Lionsgate senior management will hold its analyst and investor conference call to discuss its third quarter fiscal 2013 results at 9:00 A.M. ET/6:00 A.M. PT on Tuesday, February 12, 2013. Interested parties may participate live in the conference call by calling 1-800-230-1074 (612-234-9959 outside the U.S. and Canada).  A full digital replay will be available from Tuesday morning, February 12, through Tuesday, February 19, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 279710.

ABOUT LIONSGATE:
Lionsgate is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales.  The Company has built a strong television presence in production of primetime cable and broadcast network series, distribution and syndication of programming and an array of channel assets. Lionsgate currently has 26 shows on 19 networks spanning its primetime production, distribution and syndication businesses, including the multiple Emmy Award-winning Mad Men, the critically acclaimed series Weeds, Nurse Jackie, Anger Management, which has been picked up for another 90 episodes by FX, the network series Nashville, the syndication successes Tyler Perry's House of Payne, its spinoff Meet the Browns, For Better Or Worse, The Wendy Williams Show, Are We There Yet? and the upcoming Orange Is The New Black, an original series for Netflix.

Its feature film business has been fueled by such recent successes as the blockbuster first installment of The Hunger Games franchise, the 13th highest-grossing domestic release of all time, The Twilight Saga Breaking Dawn - Part 2, which has grossed more than $800 million at the worldwide box office, Warm Bodies, Texas Chainsaw 3D, The Possession, Sinister, The Expendables 2, Cabin in the Woods, Tyler Perry's Madea's Witness Protection and Arbitrage.  With the January 2012 acquisition of Summit Entertainment, the Company has now added the blockbuster Twilight Saga, which has grossed more than $3.3 billion at the worldwide box office, to its current slate, giving the Company the two premier young adult franchises in the world.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 15,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world.

***
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2012,as amended, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2012	March 31, 2012
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$48,188	$64,298
Restricted cash	16,581	11,936
Accounts receivable, net of reserves for returns and allowances of $94,449 (March 31, 2012 - $93,860) and provision for doubtful accounts of $5,582 (March 31, 2012 - $4,551)	656,862	784,530
Investment in films and television programs, net	1,367,302	1,329,053
Property and equipment, net	9,092	9,772
Equity method investments	169,094	171,262
Goodwill	323,328	326,633
Other assets	82,279	90,511
Total assets	$2,672,726	$2,787,995
LIABILITIES
Senior revolving credit facility	$446,474	$99,750
Senior secured second-priority notes	432,076	431,510
Term loan	—	477,514
Accounts payable and accrued liabilities	329,104	371,092
Participations and residuals	404,309	420,325
Film obligations and production loans	487,898	561,150
Convertible senior subordinated notes and other financing obligations	85,958	108,276
Deferred revenue	294,418	228,593
Total liabilities	2,480,237	2,698,210
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 135,164,345 and 143,980,754 shares issued at December 31, 2012 and March 31, 2012, respectively	667,255	712,623
Accumulated deficit	(472,880)	(542,039)
Accumulated other comprehensive loss	(1,886)	(3,711)
	192,489	166,873
Treasury shares, no par value, 11,040,493 shares at March 31, 2012	—	(77,088)
Total shareholders’ equity	192,489	89,785
Total liabilities and shareholders’ equity	$2,672,726	$2,787,995

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
		As adjusted (Note 1)		As adjusted (Note 1)
	(Amounts in thousands, except per share amounts)
Revenues	$743,645	$323,026	$1,922,433	$942,366
Expenses:
Direct operating	402,334	201,957	971,382	547,659
Distribution and marketing	210,053	72,806	625,204	279,194
General and administration	46,900	35,801	143,274	93,151
Gain on sale of asset disposal group	—	—	—	(10,967)
Depreciation and amortization	2,020	688	6,240	2,603
Total expenses	661,307	311,252	1,746,100	911,640
Operating income	82,338	11,774	176,333	30,726
Other expenses (income):
Interest expense
Contractual cash based interest	18,166	14,468	59,802	40,343
Amortization of debt discount (premium) and deferred financing costs	4,608	2,767	13,747	10,796
Total interest expense	22,774	17,235	73,549	51,139
Interest and other income	(1,079)	(490)	(3,058)	(1,860)
Loss on extinguishment of debt	14,652	—	23,811	967
Total other expenses, net	36,347	16,745	94,302	50,246
Income (loss) before equity interests and income taxes	45,991	(4,971)	82,031	(19,520)
Equity interests income (loss)	(3,512)	4,156	(1,902)	6,005
Income (loss) before income taxes	42,479	(815)	80,129	(13,515)
Income tax provision	4,649	585	10,970	2,857
Net income (loss)	$37,830	$(1,400)	$69,159	$(16,372)
Basic Net Income (Loss) Per Common Share	$0.28	$(0.01)	$0.52	$(0.12)
Diluted Net Income (Loss) Per Common Share	$0.27	$(0.01)	$0.51	$(0.12)
Weighted average number of common shares outstanding:
Basic	135,030	126,451	134,222	132,389
Diluted	149,807	126,451	136,735	132,389
________________________________

(1)
In the quarter ended March 31, 2012, the Company eliminated the lag in recording its share of EPIX’s results. Due to the elimination of the lag in recording the Company’s share of EPIX’s results, prior period amounts presented have been adjusted to eliminate the lag in reporting. The elimination of the lag in reporting of EPIX decreased net loss for the three months ended December 31, 2011 by $0.3 million and increased the net loss for the nine months ended December 31, 2011 by $2.3 million.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
		As adjusted (1)		As adjusted (1)
	(Amounts in thousands)
Net income (loss)	$37,830	$(1,400)	$69,159	$(16,372)
Foreign currency translation adjustments	657	106	1,735	(4,253)
Net unrealized gain (loss) on foreign exchange contracts	107	(188)	90	474
Comprehensive income (loss)	$38,594	$(1,482)	$70,984	$(20,151)

________________________________

(1)	See footnote on Unaudited Condensed Consolidated Statements of Operations table

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
		As adjusted (1)		As adjusted (1)
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$37,830	$(1,400)	$69,159	$(16,372)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment	743	618	2,268	2,383
Amortization of intangible assets	1,277	70	3,972	220
Amortization of films and television programs	264,211	135,997	658,875	355,211
Amortization of debt discount (premium) and deferred financing costs	4,608	2,767	13,747	10,796
Non-cash stock-based compensation	5,967	2,797	16,884	7,599
Gain on sale of asset disposal group	—	—	—	(10,967)
Loss on extinguishment of debt	14,652	—	23,811	967
Equity interests (income) loss	3,512	(4,156)	1,902	(6,005)
Changes in operating assets and liabilities:
Restricted cash	2,822	(6,003)	8,124	17,993
Accounts receivable, net	44,291	(33,547)	128,317	(56,928)
Investment in films and television programs	(280,755)	(118,422)	(703,875)	(551,806)
Other assets	(6,406)	176	(7,950)	1,698
Accounts payable and accrued liabilities	(41,140)	(67,192)	(38,991)	(51,767)
Participations and residuals	(11,568)	(28,172)	(12,583)	(15,841)
Film obligations	114	41,393	(13,706)	52,391
Deferred revenue	35,966	3,784	68,305	48,576
Net Cash Flows Provided By (Used In) Operating Activities	76,124	(71,290)	218,259	(211,852)
Investing Activities:
Purchases of investments	(2,022)	—	(2,022)	—
Proceeds from the sale of investments	6,354	—	6,354	—
Proceeds from the sale of asset disposal group, net of transaction costs and cash disposed of $3,943	—	—	—	9,119
Investment in equity method investees	—	(202)	—	(1,030)
Increase in loans receivable	—	—	—	(1,500)
Repayment of loans receivable	—	—	4,274	—
Purchases of property and equipment	(1,110)	(296)	(2,086)	(1,549)
Net Cash Flows Provided By Investing Activities	3,222	(498)	6,520	5,040
Financing Activities:
Exercise of stock options	2,845	151	2,897	151
Tax withholding required on equity awards	(934)	(698)	(4,939)	(2,630)
Repurchase of common shares	—	—	—	(77,088)
Senior revolving credit facility - borrowings	423,500	110,000	1,104,924	263,650
Senior revolving credit facility - repayments	(245,750)	(38,500)	(758,200)	(238,900)
Senior revolving credit facility - deferred financing costs	(606)	—	(15,804)	—
Individual production loans - borrowings	150,182	63,278	259,130	198,148
Individual production loans - repayments	(99,618)	(11,112)	(282,548)	(133,998)
Film credit facility - borrowings	97	10,712	3,994	43,714
Film credit facility - repayments	—	(14,331)	(39,055)	(23,518)
Pennsylvania Regional Center credit facility - repayments	(500)	—	(500)	—
Change in restricted cash collateral associated with financing activities	(12,769)	3,043	(12,769)	—
Term Loan - repayments	(299,160)		(484,664)	—
Senior secured second-priority notes - consent fee	(3,270)	—	(3,270)	—
Senior secured second-priority notes - borrowings, net of deferred financing costs	—	—	—	201,955
Senior secured second-priority notes - repurchases	—	—	—	(9,852)
Convertible senior subordinated notes - repurchases	—	(26,583)	(7,639)	(46,059)
Other financing obligations - repayments	—	—	(3,710)	—
Net Cash Flows Provided By (Used In) Financing Activities	(85,983)	95,960	(242,153)	175,573
Net Change In Cash And Cash Equivalents	(6,637)	24,172	(17,374)	(31,239)
Foreign Exchange Effects on Cash	426	(847)	1,264	(2,329)
Cash and Cash Equivalents - Beginning Of Period	54,399	29,526	64,298	86,419
Cash and Cash Equivalents - End Of Period	$48,188	$52,851	$48,188	$52,851
________________________________

(1)	See footnote on Unaudited Condensed Consolidated Statements of Operations table

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA, AS ADJUSTED

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
		As adjusted (1)		As adjusted (1)
	(Amounts in thousands)
Net income (loss)	$37,830	$(1,400)	$69,159	$(16,372)
Depreciation and amortization	2,020	688	6,240	2,603
Contractual cash based interest	18,166	14,468	59,802	40,343
Noncash interest expense	4,608	2,767	13,747	10,796
Interest and other income	(1,079)	(490)	(3,058)	(1,860)
Income tax provision	4,649	585	10,970	2,857
EBITDA	$66,194	$16,618	$156,860	$38,367

Gain on sale of asset disposal group	—	—	—	(10,967)
Loss on extinguishment of debt	14,652	—	23,811	967
Stock-based compensation	8,997	4,745	25,645	9,732
Acquisition related charges	—	2,325	2,027	2,325
Corporate defense charges (2)	—	3,091	—	1,044
Non-risk prints and advertising expense	(2,596)	569	5,709	78
EBITDA, as adjusted	$87,247	$27,348	$214,052	$41,546

________________________________

(1)	See footnote on Unaudited Condensed Consolidated Statements of Operations table

(2)
The nine months ended December 31, 2011 includes a benefit for charges associated with a shareholder activist matter of $2.0 million related to a negotiated settlement with a vendor of costs incurred and recorded in fiscal year 2011, and insurance recoveries of related litigation offset by other costs.

EBITDA is defined as earnings before interest, income tax provision, and depreciation and amortization. EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for a gain on sale of asset disposal group, loss on extinguishment of debt, stock-based compensation, acquisition related charges, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. Acquisition related charges represent severance and transaction costs associated with the acquisition of Summit. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in the three months ended December 31, 2012 because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed.

Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW TO NET CASH
FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	76,124	(71,290)	218,259	(211,852)
Purchases of property and equipment	(1,110)	(296)	(2,086)	(1,549)
Net borrowings under and (repayment) of production loans	50,161	48,547	(58,979)	84,346
Restricted cash held in trust	—	(13,992)	—	(13,992)
Free Cash Flow, as defined	$125,175	$(37,031)	$157,194	$(143,047)

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans including production loan activity under the Company’s Film Credit Facility, plus the decrease in restricted cash held in a trust for certain obligations until December 31, 2011. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO FREE CASH FLOW

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
		As adjusted (1)		As adjusted (1)
	(Amounts in thousands)
EBITDA	$66,194	$16,618	$156,860	$38,367

Plus: Amortization of film and television programs	264,211	135,997	658,875	355,211
Less: Cash paid for film and television programs (1)	(230,480)	(28,482)	(776,560)	(415,069)
Amortization of film and television programs in excess of cash paid	33,731	107,515	(117,685)	(59,858)

Plus: Non-cash stock-based compensation	5,967	2,797	16,884	7,599
Less: Gain on sale of asset disposal group	—	—	—	(10,967)
Plus: Equity interests (income) loss	3,512	(4,156)	1,902	(6,005)
Plus: Loss on extinguishment of debt	14,652	—	23,811	967
EBITDA adjusted for net investment in film and television programs, non-cash stock-based compensation, equity interests loss, and loss on extinguishment of debt	124,056	122,774	81,772	(29,897)

Changes in other operating assets and liabilities:
Restricted cash excluding funds held in trust	2,822	(19,995)	8,124	4,001
Accounts receivable, net	44,291	(33,547)	128,317	(56,928)
Other assets	(6,406)	176	(7,950)	1,698
Accounts payable and accrued liabilities	(41,140)	(67,192)	(38,991)	(51,767)
Participations and residuals	(11,568)	(28,172)	(12,583)	(15,841)
Deferred revenue	35,966	3,784	68,305	48,576
	23,965	(144,946)	145,222	(70,261)

Purchases of property and equipment	(1,110)	(296)	(2,086)	(1,549)
Interest, taxes and other (2)	(21,736)	(14,563)	(67,714)	(41,340)

Free Cash Flow, as defined	$125,175	$(37,031)	$157,194	$(143,047)
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	(280,755)	(118,422)	(703,875)	(551,806)
Change in film obligations	114	41,393	(13,706)	52,391
Borrowings under individual production loans	150,182	63,278	259,130	198,148
Repayment of individual production loans	(99,618)	(11,112)	(282,548)	(133,998)
Production loan repayments under Pennsylvania Regional Center credit facility	(500)	—	(500)	—
Production loan borrowings under film credit facility	97	10,712	3,994	43,714
Production loan repayments under film credit facility	—	(14,331)	(39,055)	(23,518)
Total cash paid for film and television programs	$(230,480)	$(28,482)	$(776,560)	$(415,069)
_________________________
(2) Interest, taxes and other consists of the following:
Contractual cash based interest	(18,166)	(14,468)	(59,802)	(40,343)
Interest and other income	1,079	490	3,058	1,860
Income tax provision	(4,649)	(585)	(10,970)	(2,857)
Total interest, taxes and other	$(21,736)	$(14,563)	$(67,714)	$(41,340)

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(1)	See footnote on Unaudited Condensed Consolidated Statements of Operations table
This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME AND EARNINGS PER SHARE, AS REPORTED
TO NET INCOME AND EARNINGS PER SHARE, AS ADJUSTED

Three Months Ended
December 31, 2012
(Amounts in thousands, except per share amounts)

Net income, as reported	$37,830
Loss on extinguishment of debt	14,652
Income tax effect of loss on extinguishment of debt	(108)
Net income, as adjusted	$52,374

Basic Net Income Per Common Share, as reported	$0.28
Loss on extinguishment of debt per share, net of tax	0.11
Basic Net Income Per Common Share, as adjusted	$0.39

Diluted Net Income Per Common Share, as reported	$0.27
Loss on extinguishment of debt per share, net of tax	0.10
Diluted Net Income Per Common Share, as adjusted	$0.37

Weighted average number of common shares outstanding:
Basic	135,030
Diluted	149,807

Net income, as adjusted is defined as net income, as reported, adjusted for the loss on early extinguishment of debt, net of tax. The adjustment for the loss on early extinguishment of debt, net of tax, reflects a non-cash charge associated with the early extinguishment of debt. Earnings per share, as adjusted is defined as net income, as adjusted per weighted average shares outstanding.

Management believes that these non-GAAP measures provide useful information to investors regarding our results before taking into account certain non-operating non-cash charges. Not all companies calculate net income, as adjusted in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.